EXHIBIT 32.2
Written Statement of the Chief Financial Officer
of CNA Financial Corporation
Pursuant to 18 U.S.C. § 1350
(As adopted by Section 906 of the Sarbanes-Oxley Act of 2002)
The undersigned, the Chief Financial Officer of CNA Financial Corporation (the “Company”), hereby certifies that, to his knowledge:
•
the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 27, 2008

/s/ D. Craig Mense
D. Craig Mense
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.